STOCK PURCHASE AGREEMENT

                                     Between

                                Leon H. Liebman,

                                Richard F. Makely

                                       and

                                  Bernard Rome,

                                   as Sellers,

                                       and

                          Greg Manning Auctions, Inc.,

                                  as Purchaser


                          Dated as of October 29, 1998


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                                TABLE OF CONTENTS

Sections                                                                   Page
--------                                                                   ----

   1.    Sale of Stock........................................................1

   2.    Purchase Price.......................................................1

   3.    Intentionally Blank..................................................2

   4.    Closing      ........................................................2

   5.    Obligations at Closing; Further Assurances...........................2

   6.    Representations and Warranties of Sellers and Teletrade..............4

         6.1          Organization, Standing and Qualification................4
         6.2          Business................................................5
         6.3          Subsidiaries............................................5
         6.4          Transactions with Certain Persons.......................5
         6.5          Execution, Delivery and Performance of Agreement;
                      Authority; Consents and  Approvals......................5
         6.6          Capitalization; Ownership...............................6
         6.7          Financial Statements....................................7
         6.8          Absence of Undisclosed Liabilities......................7
         6.9          Taxes...................................................8
         6.10         Absence of Changes or Events...........................10
         6.11         Litigation.............................................13
         6.12         Compliance with Laws and Other Instruments.............13
         6.13         Title to and Condition of Properties...................14
         6.14         Schedules..............................................14
         6.15         Insurance..............................................17
         6.16         Patents, etc...........................................17
         6.17         No Guarantees..........................................17
         6.18         Receivables............................................18
         6.19         Employee Benefit Plans; ERISA..........................18
         6.20         Labor Matters..........................................21
         6.21         Environmental Matters..................................21
         6.22         No Brokers; Absence of Certain Business
                      Practices..............................................22
         6.23         Disclosure.............................................22

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   7.    Representations and Warranties of Purchaser.........................23

         7.1          Organization, Standing and Qualification...............23
         7.2          Execution, Delivery and Performance
                      of Agreement; Authority, Consents and Approvals........23
         7.3          Capitalization; Ownership..............................23
         7.4          Financial Statements and Reports.......................24
         7.5          No Brokers.............................................24
         7.6          Disclosure.............................................24

   8     Conduct of Business Prior to Closing................................25

   9     Covenants    27

         9.1          Covenants of Sellers...................................27
         9.1.1        Access to Information and Documents ...................27
         9.1.2        Certain Financial Information..........................28
         9.1.3        Consulting Agreement...................................28
         9.2          Covenants of Purchaser.................................28
         9.2.1        Access to Information and Documents....................28
         9.3          Covenants of Sellers and Purchaser.....................28

   10.   Covenants Relating to Taxes.........................................29

         10.1         Prior to the Closing...................................29
         10.2         Post-Closing Matters...................................30
         10.3         Other Tax Matters......................................31

   11.   Conditions Precedent to Purchaser's Obligations.....................31

   12.   Conditions Precedent to Sellers' Obligations........................32

   13.   Indemnification.....................................................33

   14.   Termination ........................................................36

   15.   Non-Competition, etc................................................37

         15.1         Non-Competition........................................37
         15.2         Proprietary Information; Confidentiality...............38
         15.3         Non Solicitation.......................................40
         15.4         Miscellaneous..........................................40

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   16.   Nature of Representations and Warranties............................41

   17.   Notices.............................................................41

   18.   Legal and Other Costs...............................................43

   19.   Right of Set Off....................................................43

   20.   Miscellaneous ......................................................44

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of October 29, 1998, by and among Leon H. Liebman, an individual ("Liebman"), Richard F. Makely, an individual ("Makely"), and Bernard Rome, an individual ("Rome"), on the one hand; and Greg Manning Auctions, Inc., a New York corporation having its principal office at 775 Passaic Avenue, West Caldwell, New Jersey 07006 ("Purchaser" or "GMAI"), on the other hand. (Liebman, Makely and Rome are sometimes hereinafter referred to individually as a "Seller"and collectively as the "Sellers".)

                              W I T N E S S E T H :

         WHEREAS, Sellers are the owners of all of the issued and outstanding capital stock of Teletrade, Inc., a Delaware corporation ("Teletrade");

         WHEREAS,   Teletrade   is  engaged  in  the   business  of   auctioning
collectibles;

         WHEREAS, Purchaser desires to acquire from Sellers, and Sellers desire to transfer to Purchaser, all of the issued and outstanding capital stock of Teletrade on the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser, intending to be legally bound, hereby agree as follows:

         1. Sale of Stock. Subject to and upon the terms and conditions set forth in this Agreement, each Seller hereby agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept delivery from Sellers, at the Closing hereunder (the "Closing"), 15,100 shares of common stock, par value $.01 per share, of Teletrade, constituting in the aggregate all of the issued and outstanding shares of capital stock of Teletrade (the "Teletrade Stock").

         2. Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Teletrade Stock by Sellers to Purchaser hereunder, and in reliance upon the representations and warranties made herein by Sellers, Purchaser will, in full payment therefor, issue and deliver to the Sellers the following (collectively, the "Purchase Price"; the amounts set forth in clauses (a)(ii) and (a)(iii) of this Section 2 are hereinafter referred to collectively as the "Cash Consideration"):

         (a) At the Closing:

         (i) to Liebman, an aggregate of 750,000 shares of Common Stock, par value $.01 per share, of GMAI (the "GMAI Stock");

         (ii) to Makely, $1.5 million in cash; and

         (iii) to Rome, $1.5 million in cash.

         (b)  At  the  Closing,  to  evidence  additional  consideration  due to
Sellers:

         (i) to Liebman, a promissory note substantially in the form attached hereto as Exhibit [ ] (a "Promissory Note") in the principal amount of $150,000;

         (ii) to Makely, a Promissory Note in the principal amount of $300,000; and

         (iii) to Rome, a Promissory Note in the principal amount of $300,000.

         (c) As promptly as practicable after the Closing, to each Seller in accordance with his respective interest in Teletrade, the amount set forth in
Section 10.2(a).

         (d) If any payment or delivery of a portion of the Purchase Price is due on a date that is not a Business Day, such payment or delivery shall be made on the first Business Day immediately following such payment or delivery date. "Business Day" means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in the City of New York, New York.

         (e) Payment of the Cash Consideration hereunder shall be made by wire transfer in immediately available funds to such account as may be designated by the party entitled thereto, or in such other manner as such party may designate. All such designations shall be made at least two Business Days prior to the Closing Date.

         [3. Intentionally Blank]

         4. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 A.M., local time, on October 29, 1998, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, or such other time and place as the parties may agree upon. The day on which the Closing actually takes place is herein sometimes referred to as the Closing Date. In the event any of the parties is entitled not to close on the scheduled date because a condition to such party's obligation to close set forth in Section 11 or 12 hereof has not been met (or waived by the party or parties entitled to waive it), such party may (subject to Section 14 hereof) postpone the Closing, from time to time, by giving at least three days' prior notice to the other parties, until the condition has been met but in no event beyond October 31, 1998.

         5. Obligations at Closing; Further Assurances. (a) At the Closing, Sellers will deliver or cause to be delivered to Purchaser:

                           (i) stock  certificates  representing  the  Teletrade
                  Stock, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and accompanied by all requisite stock transfer stamps;

                           (ii) such other good and  sufficient  instruments  of
                  conveyance, assignment and transfer, in form and substance reasonably satisfactory to Purchaser and its counsel, as shall be effective to transfer to Purchaser all of Sellers' right, title and interest in and to the Teletrade Stock;

                           (iii) copies of the certificate of incorporation (certified by the appropriate state authority) and by-laws, good standing certificate, minute book, stock book and stock transfer ledger of Teletrade, such certificates of Sellers, Teletrade and the officers of Teletrade as GMAI or its counsel shall reasonably request, and all other documents required to be delivered on or before the Closing by Sellers to the Purchaser under the provisions of this Agreement (to the extent not previously delivered), including without limitation under Section 11 hereof, or as may otherwise be reasonably requested by Purchaser or its counsel in connection herewith; and

         (b) At the Closing, Purchaser shall deliver or cause to be delivered:

                           (i) to Liebman, (A) a stock certificate or certificates, or evidence of irrevocable instructions to the transfer agent for GMAI Stock to issue a stock certificate or certificates, representing 750,000 shares of the GMAI Stock, registered in Liebman's name, and (B) a Promissory Note in the principal amount of $150,000;

                           (ii) to Makely, (A) the Cash  Consideration  which he
                  is entitled to receive at the Closing pursuant to Section 2(a) hereof, and (B) a Promissory Note in the principal amount of $300,000,

                           (iii) to Rome, (A) the Cash Consideration which he is
                  entitled to receive at the Closing pursuant to Section 2(a) hereof, and (B) a Promissory Note in the principal amount of $300,000; and

                           (iv) to each Seller,  such  certificates of Purchaser
                  and the officers of Purchaser as such Seller or his counsel shall reasonably request, and all other documents required to be delivered on or before the Closing by Purchaser to any Seller under the provisions of this Agreement (to the extent not previously so delivered), including without limitation under
                  Section 12 hereof, or as may otherwise be reasonably required by any Seller or his counsel in connection herewith.

         (c) At any time and from time to time after the Closing, at Purchaser's request and without further consideration, each Seller will, at the expense of Purchaser, execute and deliver such other documents or instruments of sale, transfer, conveyance, assignment, delivery and confirmation, and deliver such other documents and take such other action as Purchaser or its counsel may reasonably deem necessary or desirable in order more effectively to sell, transfer, convey, assign and deliver to Purchaser, and vest in Purchaser all right, title and interest in and to, the Teletrade Stock and to otherwise carry out the intent and purpose of this Agreement, and each Seller shall take all further actions which may be reasonably requested by Purchaser or its counsel to effectuate any other provision of this Agreement.

         6. Representations and Warranties of Sellers. Each Seller hereby severally, but not jointly, represents and warrants to Purchaser (without qualification in the case of Sections 6.1, 6.2 and 6.3; without qualification as to such Seller himself in the case of Section 6.5 and the last two sentences of
Section 6.6;  without  qualification in the case of the first three sentences of
Section  6.6;  and  without  qualification  in the case of Section  6.23 as such
Section 6.23 relates to Sections 6.1, 6.2 and 6.3, Section 6.5 and the last two sentences of Section 6.6 as to such Seller himself, and the first three sentences of Section 6.6, but in each other case, to the best knowledge of such Seller after due investigation) as follows:

         6.1 Organization, Standing and Qualification; (a) Teletrade is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Teletrade has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in every jurisdiction where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated would not have a material adverse effect on the Business or the financial condition or results of operations of Teletrade. Sellers have delivered to Purchaser true and complete copies of the certificate of incorporation and all amendments thereto of Teletrade, certified by the Secretary of State of the State of Delaware, and the by-laws of Teletrade as presently in effect, certified as true, complete and correct by its Secretary, and such documents are in full force and effect as of the date hereof.

         (b) The books of account, minute book, stock certificate book and stock transfer ledger of Teletrade to be delivered to Purchaser are complete and correct, and there have been no transactions involving the business of Teletrade which are, individually or in the aggregate, material, which properly should have been set forth therein and which have not been accurately so set forth.

         6.2 Business. The only business of Teletrade (the "Business") involves the sale of collectibles, principally certified coins, gemstones, sports trading cards and sports memorabilia, through an electronic online, telephone and internet-based auction system. The Business has not been conducted through any direct or indirect subsidiary or affiliate of Sellers other than Teletrade.

         6.3 Subsidiaries. Teletrade has no subsidiaries. Teletrade has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. The Business is conducted exclusively by Teletrade.

         6.4 Transactions with Certain Persons. Except as set forth on Schedule 6.4, during the past three years Teletrade has not purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration to persons for services rendered as a director, officer, employee consultant or independent contractor of Teletrade), in the ordinary course of business or otherwise, any Seller or any affiliates of Teletrade or any Seller. Except as set forth on
Schedule 6.4(a), Teletrade does not owe any amount to, or have any contract with or commitment to, such Seller or any director, officer, employee or consultant of Teletrade (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Teletrade. No part of the property or assets of such Seller or any affiliate of such Seller is used by Teletrade. Except as set forth on Schedule 6.4(b), neither any Seller nor any of his affiliates (other than Teletrade) owns, conducts or operates any business or operations similar to the Business. As used in this Agreement, the term "affiliate" means, with respect to any person, any other person controlled by or under common control with such person.

         6.5 Execution, Delivery and Performance of Agreement; Authority; Consents and Approvals. (a) Neither the execution, delivery nor performance of this Agreement or any of the Ancillary Agreements to which Sellers are parties by Sellers will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Teletrade's certificate of incorporation or by laws, or any franchise, mortgage, deed of trust, lease, license, agreement (whether oral or written), law, ordinance, rule or regulation or any order, judgment or decree to which any Seller or

Teletrade is a party or by which any of them is bound. Such Seller has full power and authority to execute and deliver this Agreement and the Ancillary Agreements contemplated hereby to which he is a party and to carry out the transactions contemplated hereby and thereby, including, without limitation, the transfer of such Seller's Teletrade Stock to Purchaser. All proceedings required to be taken by or on behalf of such Seller to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which he is a party have been properly taken (or, in the case of any performance following the date hereof, will be taken prior to such performance) and this Agreement constitutes, and the Ancillary Agreements to which he is a party, when executed and delivered pursuant hereto, will constitute, valid and binding obligations of such Seller, enforceable against him in accordance with their respective terms. As used in this Agreement, "Ancillary Agreements" shall mean (individually or collectively as the context requires), (i) the Consulting Agreement, (ii) the Registration Rights Agreement, (iii) the Representation Agreement, (iv) the Promissory Notes and (v) the Guaranty.

         (b) Except as  identified on Schedule  6.5(b) or disclosed  pursuant to
Section 6.14 hereof, no filing with, and no permit, authorization, consent, waiver or approval of, any governmental or regulatory agency or any lender, trustee, security holder of any Seller or Teletrade or any other person is necessary in connection with the execution, delivery or performance by any Seller of this Agreement or any of the Ancillary Agreements or for the consummation by him of the transactions contemplated hereby and thereby.

         6.6 Capitalization; Ownership. The authorized capital stock of Teletrade consists solely of 50,000 shares of common stock, par value $.01 per share, of which 45,300 shares of common stock are issued and outstanding as of the date of this Agreement. The issued and outstanding shares of capital stock of Teletrade are duly authorized, validly issued, fully paid and nonassessable, and 15,100 of such shares are owned of record by Liebman; 15,100 of such shares are owned of record by Makely; and 15,100 of such shares are owned of record by Rome. Sellers own of record all of the issued and outstanding shares of capital stock of Teletrade. Such Seller beneficially owns 15,100 shares of Teletrade Stock and has and will have at the Closing, valid and marketable title to the respective shares of Teletrade Stock owned by him, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions, including without limitation, any that affect transferability (collectively, "Liens"). At the Closing, such Seller's Teletrade Stock shall be transferred to Purchaser free and clear of all such Liens. Except as set forth on Schedule 6.6, there are no outstanding (a) securities convertible into or exchangeable or exercisable for the capital stock of Teletrade, (b) subscriptions, options, warrants, calls, or other rights to purchase or subscribe for or otherwise acquire capital stock of Teletrade or (c) contracts, demands, commitments, or other agreements or arrangements of any character or nature whatever under which Teletrade is or may become required to issue, assign or transfer any shares of the capital stock of Teletrade or purchase or make payment in respect of any shares of its capital stock, as the case may be, now or heretofore outstanding.

         6.7 Financial Statements. Sellers have delivered to Purchaser copies of the following financial statements: (a) audited balance sheet of Teletrade as of December 31, 1997 and 1996 and the related statements of earnings, stockholders' equity and statements of cash flows, including the notes thereto, together with the reports thereon of Trien Rosenberg Rosenberg Weinberg Ciullo & Fazzari LLP, certified public accountants ("TRR"), for the fiscal years then ended (respectively, the "1997 Financial Statements and the "1996 Financial Statements"), (b) audited balance sheet of Teletrade as of December 31, 1995 and 1994 and the related statements of earnings, stockholders' equity and statements of cash flows, including the notes thereto, together with the reports thereon of TRR, for the fiscal years then ended (respectively, the "1995 Financial Statements and the "1994 Financial Statements"), (c) audited balance sheet of Teletrade (the "Balance Sheet") as at June 30, 1998 (the "Balance Sheet Date") and the related statement of earnings, stockholders' equity and statements of cash flow including the notes thereto, together with the reports thereon of TRR, for the six months then ended (the "1998 Financial Statements") and (d) an unaudited balance sheet of Teletrade as of September 30, 1998 and the related unaudited statement of earnings and stockholders' equity for the three months then ended (the "September 1998 Financial Statements"). Each of the 1998, 1997, 1996, 1995 and 1994 Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated (except as otherwise noted in such financial statements) and fairly present the financial condition of Teletrade as at their respective dates and the results of its operations for the periods covered thereby. The September 1998 Financial Statements are complete and correct in all material respects, have been prepared from the books and records of Teletrade in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Teletrade as at such date and the results of its operations for the period covered thereby subject to normal year-end adjustments which shall consist only of normal recurring accruals necessary for such fair presentation.

The statements of earnings included in the September 1998 Financial Statements, the 1998 Financial Statements, the 1997 Financial Statements, the 1996 Financial Statements, the 1995 Financial Statements and the 1994 Financial Statements do not contain any items (which are material individually or in the aggregate) of special or nonrecurring income or loss or any other income not earned or loss not incurred in the ordinary course of business, except as expressly specified therein, and all such financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

         6.8  Absence  of  Undisclosed  Liabilities.  Except  as  identified  on
Schedule 6.8 and to the extent reflected or reserved against in the Balance Sheet, as of the Balance Sheet Date, Teletrade had no direct or indirect debts, liabilities, claims, losses, damages, commitments, deficiencies or obligations (whether absolute, accrued, known or unknown, contingent or otherwise or whether due or to become due) of any nature whatsoever which are, individually or in the aggregate, material, including, without limitation, any foreign or domestic liabilities for Taxes or deferred liabilities for Taxes for any period prior to the close of business on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Balance Sheet Date, whether or not then known, due or payable, and which are, individually or in the aggregate, material, including, without limitation:

                  (a) debts, liabilities or obligations of any nature owed to any past or present stockholder of Teletrade or any affiliate of Teletrade or any Seller; or

                  (b) liabilities or obligations resulting or arising from claims for personal injury or property damage or out of any breach or nonperformance by Teletrade of any contract, agreement, lease, license, commitment or obligation imposed by law or otherwise, except to the extent covered by insurance proceeds payable to or on behalf of Purchaser; or

                  (c) debts, liabilities or obligations relating to or arising under any environmental laws; or

                  (d) debts, liabilities or obligations relating to or arising under ERISA, or otherwise relating to employees or benefits payable to employees; or

                  (e) debts, liabilities or obligations, whether civil or criminal, relating to or arising under any contract or subcontract as a result of a failure to comply with government specifications or requirements; or

                  (f) debts, liabilities or obligations arising under any contract, agreement, commitment or undertaking with any affiliate; or

                  (g) debts, liabilities or obligations arising under any contract, agreement, commitment between Teletrade and any commercial banking institution.

         6.9 Taxes. (a) "Taxes" shall mean all taxes, charges, fees, liens, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "Tax Authority"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

         (b) Teletrade has timely filed with the appropriate Tax Authorities all returns and reports in respect of Taxes ("Returns") required to be filed (taking into account any extensions of time to file granted to or on behalf of Teletrade). The information on such Returns is complete and accurate in all material respects. Teletrade has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Teletrade.

         (c) No unpaid (or unreserved in accordance with generally accepted accounting principles) deficiencies for Taxes have been claimed, proposed or assessed by any Tax Authority or other governmental authority with respect to Teletrade for any period prior to the Closing, and there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of Teletrade. Except as set forth on Schedule 6.9 hereto, Teletrade has not requested any extension of time within which to file any currently unfiled Returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to Teletrade.

         (d) (i) Teletrade has made provision for all Taxes payable by it with respect to any period prior to the Closing which are not payable prior to the Closing Date; (ii) the provisions for Taxes with respect to Teletrade for any period prior to the Closing (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) are adequate to cover all Taxes with respect to such period; (iii) Teletrade has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) all material elections with respect to Taxes made by Teletrade or by any Seller with respect to Teletrade as of the date hereof are set forth on Schedule 6.9 hereof; (v) Teletrade is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; (vi) there are no private letter rulings in respect of any Tax pending between Teletrade and any Tax Authority; (vii) Teletrade has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any person or entity other than Teletrade; (viii) Teletrade is not liable for Taxes of any other person or entity, and is neither currently under any contractual obligation to indemnify any person or entity with respect to Taxes, nor a party to any tax sharing agreement or other agreement providing for payments by Teletrade with respect to Taxes; (ix) Teletrade is not, and has never been, "a United States real property holding corporation" (as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code); (x) Teletrade is not a person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code; (xi) Teletrade is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (xii) Teletrade has not entered into any sale-leaseback or other leveraged lease transaction that fails to meet the requirements of Revenue Procedure 75-21 (or similar provision of foreign law); (xiii) Teletrade has not agreed and is not required, as a result of a change in the method of accounting or otherwise, to include any adjustment under
Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (xiv) Teletrade is not a party to any agreement, contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280(G) of the Code; (xv) Schedule 6.9 hereto contains a list of all jurisdictions to which any Tax is properly payable by Teletrade; (xvi) Teletrade has never been a party to an agreement relating to the sharing of any liability for, or payment of, Taxes, with any other person or entity; (xvii) Teletrade has been a validly electing S corporation (within the meaning of Sections 1361 and 1362 of the Code, and any corresponding provisions of New York state law) since December 7, 1992, and Teletrade will be an S corporation up to and including the Closing Date; (xviii) (A) Teletrade will not be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of Teletrade's assets caused by the
Section 338(h)(10) Election; (B) Teletrade has not, in the past 10 years, acquired assets from another corporation in a transaction in which Teletrade's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor, or acquired the stock of any corporation which is a qualified Subchapter S subsidiary.

         6.10 Absence of Changes or Events. Except as set forth in Schedule 6.10, since the Balance Sheet Date and through the date of this Agreement, Teletrade has conducted its business only in the ordinary course consistent with past practice and has not:

                           (a) incurred any material  obligation  or  liability,
                  absolute, accrued, known or unknown, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with its prior practice, none of which obligations or liabilities, in any case or in the aggregate, has had or is reasonably likely to result in a material adverse effect on its business;
                           (b)   discharged   or  satisfied   any   liabilities,
                  obligations, claims, liens, mortgages, charges, security interests, restrictions and other encumbrances (collectively, "Encumbrances") which are, individually or in the aggregate, material, other than those then required to be discharged or satisfied, or paid any obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due which are, individually or in the aggregate, material, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

                           (c) declared or made any payment of dividends or other distribution to its stockholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                           (d) mortgaged, pledged or subjected or permitted to be subjected to any Encumbrances any of its property, business or assets, tangible or intangible, which Encumbrances are, individually or in the aggregate, material or recognizably restrict the use of such property, business or assets;

                           (e) sold, transferred,  leased to others or otherwise
                  disposed of any of its assets (other than in the ordinary course of business), or cancelled or compromised any debts or claims, or waived or released any rights of substantial value, which in each case are, individually or in the aggregate, material;

                           (f) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had or is reasonably likely to result in a material adverse effect on its business;

                           (g) had any change in its  relations  with any of its
                  consignors, clients, employees, agents or suppliers which, in any case or in the aggregate, has had or is reasonably likely to result in a material adverse effect on its business;

                           (h)  transferred  or  granted  any rights  under,  or
                  entered into any settlement regarding the breach or infringement of, or entered into any agreement or commitment relating to, any United States or foreign license, patent, copyright, trademark, service mark, trade name, permit, consent, approval, invention or similar rights, or modified any existing rights with respect thereto, which is or are, individually or in the aggregate, material;

                           (i) made any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, which is or are, individually or in the aggregate, material, to any director, officer, employee, consultant, project manager or agent;

                           (j) acquired any capital stock or other securities of
                  any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation which is or are, individually or in the aggregate, material to its business;

                           (k)  made  any   capital   expenditures   or  capital
                  additions or betterments in excess of an aggregate of $10,000;

                           (l) changed its banking or safe deposit arrangements;

                           (m) instituted,  settled  or  agreed  to  settle   or
                 suffered any adverse determination in, any litigation, action or proceeding before any court or governmental body, which is or are, individually or in the aggregate, material;

                           (n) failed to replenish  its supplies in a normal and
                  customary manner consistent with its prior practice or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price, or made any change in its business, advertising or personnel practices inconsistent with its prior practice which, in any case or in the aggregate, has had or is reasonably likely to result in a material adverse effect on its business;

                           (o) suffered any change, event or condition which, in
                  any case or in the aggregate, has had or is reasonably likely to result in a material adverse effect on its business, including, without limitation, any change in revenues, costs, backlog or relations with employees, agents, customers or suppliers;

                           (p) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby (except certain fees of TRR for services rendered in connection with the audit of the 1998 Financial Statements or in connection with this Agreement);

                           (q) made any  change in any method of  accounting  or
                  auditing practices; made any change in depreciation or amortization policies or rates adopted by it or made any change in its method of carrying its inventory on its books;

                           (r) amended its certificate of incorporation or by-laws or merged with or into or consolidated with any other person or changed in any manner the rights of its outstanding capital stock or the character of the Business;

                           (s) made any  withdrawal or charge  against any cash,
                  checking or other account, other than withdrawals or charges in the ordinary course of business;

                           (t) incurred any damage,  destruction  or loss to any
                  of its properties or assets by reason of fire, explosion, earthquake, accident, casualty, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or any enemy, or other similar casualty or event (whether or not the same has been insured against), which is or are, individually or in the aggregate, material; or

                           (u) entered into any agreement or made any commitment
                  to take any of the types of action  described in subparagraphs
                  (a) through (t) above.

         6.11 Litigation. Except as set forth in Schedule 6.11, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree, writ, award or judgment (collectively, "Suits") in progress, pending or in effect, or to the knowledge of Sellers, threatened, against or relating to Teletrade or its officers, directors or employees, properties, assets or business or the transactions contemplated by this Agreement which, in any case or in the aggregate, has had or is reasonably to result in a material adverse effect on Teletrade or its business, and there is no basis for any Suit. None of the Suits set forth on Schedule 6.11, individually or together with any other Suit, is likely, except as otherwise set forth on such Schedule, to result in any order, judgment, injunction, award, writ or decree of any court, governmental or regulatory body, or arbitration tribunal that is not adequately reserved against on the 1998 Financial Statements.

         6.12 Compliance with Laws and Other Instruments. (a) Sellers and Teletrade have complied with all existing laws (other than laws relating to Benefit Plans, Labor Laws and environmental laws, which are dealt with specifically in Sections 6.19, 6.20 and 6.21 hereof), rules, regulations, ordinances, orders, judgments and decrees applicable to the Business, except where the failure to comply has not had and is not reasonably likely to result in a material adverse effect on the Business. Neither the ownership nor use of its properties nor the conduct of its business by Teletrade or Sellers conflicts in any material respect, with the rights of any other person, firm or corporation or entity or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a breach or default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws or, in any material respect, individually or in the aggregate, any lien, encumbrance, franchise, mortgage, deed of trust, lease, license, agreement (whether oral or written), law, ordinance, rule or regulation, or any order, judgment, restriction or decree to which Sellers or Teletrade is a party or by which any of them is bound or affected or by which their respective properties may be bound or affected. Neither Sellers nor Teletrade has received any notice of violation of any applicable regulation, ordinance or other law, order or regulation, whether foreign, domestic, federal, state or local, which would be applicable, either before or after the Closing, to the business, operations, properties, assets or prospects of the Business.

         (b)  Sellers   and   Teletrade   have   complied   with  all   material
specifications of all governmental agencies required to be complied with for the operation of the Business.

         6.13 Title to and Condition of Properties. (a) Teletrade has good and marketable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet (except property sold after the Balance Sheet Date in the ordinary course of business). None of such properties and assets is subject to any Encumbrance, whether accrued, absolute, contingent or otherwise, except (i) as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly contemplated by the terms hereof, or (ii) those imperfections of title and encumbrances, if any, which (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto, and (B) do not interfere with either the present and continued use of such property or the conduct of normal operations.

         (b) All of the properties and assets owned, leased or used by Teletrade, which are, individually or in the aggregate, material to its business are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of Teletrade and are directly related to the Business. Teletrade does not own any real property.

         6.14 Schedules. Schedule 6.14 contains an accurate and complete list of:

                           (a) All real property in which Teletrade has a leasehold or other interest or which is used by Teletrade in connection with the operation of its business, together with each lease, sublease, license or any other instrument under which Teletrade claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Teletrade has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                           (b) As of a date  no  earlier  than  [September  30],
                  1998, all of Teletrade's receivables (which shall include accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable in excess of $5,000 for any one item or series of related items.

                           (c) All equipment,  motor vehicles and other tangible
                  personal property (other than supplies), owned, leased or used by Teletrade, except for items having a value of less than $5,000 which do not, in the aggregate, have a total value of more than $25,000, setting forth with respect to all such listed property a list of all Encumbrances affecting such listed property, which Encumbrances are, individually or in the aggregate, material or recognizably restrict the use of such property.

                           (d) All patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service names, trade names, brand names, copyrights and copyright registrations, and applications therefor, wholly or partially owned or held by Teletrade or used in the operation of the Business, and all contracts, agreements, commitments or licenses relating to the foregoing to which Teletrade is a party and which are, individually or in the aggregate, material, identifying the parties thereto, the royalty or other payment terms, expiration date and cancellation and renewal terms thereof.

                           (e) All fire, theft, property,  casualty,  liability,
                  workers' compensation, directors and officers liability, surety bonds, key man life insurance and other insurance policies and binders insuring Teletrade (the "Insurance"), specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid.

                           (f)  [Intentionally Blank]

                           (g) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements (other than consignment agreements with customers with respect to consigned goods which are not reflected as assets of Teletrade for any purpose), security agreements, equipment obligations or guarantees to which Teletrade is a party or by which it or any of its property is bound or affected and which are, individually or in the aggregate, material.

                           (h) All contracts, agreements and commitments, whether or not fully performed, pursuant to which Teletrade has acquired any material portion of the Business or its assets related thereto.

                           (i) All contracts,  agreements,  commitments or other
                  arrangements (whether oral or written) to which Teletrade is a party or by which it or any of its property is bound or affected, in respect of which Teletrade may have any liability, whether absolute or contingent, excluding contracts entered into in the ordinary course of business and involving payments or receipts by Teletrade of less than $5,000 in the case of any single contract but not more than $25,000 in the aggregate.

                           (j) The names of all directors and officers of Teletrade; the name of each bank in which Teletrade has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from Teletrade and a summary of the terms thereof.

                           (k) A complete and accurate  list as of a date within
                  two business days of the date hereof of the names of all employees of Teletrade, including job title, current annualized compensation (including any applicable commission, bonus or other incentive rates), and the amount and date on which any commission bonus and incentive amount was last paid.

All of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule 6.14 (other than those which have been fully performed) are valid, binding and enforceable against Teletrade, in accordance with their respective terms and are in full force and effect. Except as specified in
Schedule 6.14, no such contract, agreement, lease, license or commitment requires any consent or waiver to remain in full force and effect following the Closing and to entitle the Purchaser to the full benefits thereof. Except as disclosed in

Schedule 6.14, none of the payments required to be made under any such contract, agreement, lease, license or commitment has been prepaid more than 30 days prior to the due date of such payment thereunder, and there is not thereunder any existing default by Teletrade or event which, after notice or lapse of time, or both, would constitute a default by Teletrade or result in a right to accelerate or loss of rights by Teletrade and which, individually or in the aggregate, would have a material adverse effect on Teletrade or the Business. None of the existing or completed contracts of Teletrade is subject to renegotiation with any governmental body, except as otherwise specifically set forth therein. In addition, no such contract, agreement, lease, license or commitment contains any provision that would alter or amend any of the terms thereto following the Closing as a result of the transfer of the Teletrade Stock contemplated hereby. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed on Schedule 6.14 (together with any and all amendments thereto) have been made available for review by Purchaser.

         6.15 Insurance. Each Insurance policy is in full force and effect as of the date of this Agreement and will be in full force and effect on the Closing Date and, in light of the business, operations and affairs of Teletrade, is in amounts and, to the Sellers' reasonable belief, provides coverage that is reasonable, adequate and customary for persons in similar businesses or for similar property. Sellers have previously delivered to Purchaser copies of any claims or reports prepared or received during the last 3 years relating to: (i) accidents, casualties or damages occurring on or to the properties or assets of Teletrade; and (ii) claims by Teletrade for damages, reimbursement of losses, contribution or indemnification under any insurance policy and settlements or negotiations of settlements relating thereto. Sellers have provided or made available to Purchaser all workers' compensation ratings and unemployment insurance ratings and contributions of Teletrade with respect to the employees of Teletrade. Sellers have no knowledge of any proposed increase therein. All premiums due with respect to any insurance maintained by Teletrade which are due or payable by its terms on or prior to the Closing Date will have been paid by the Closing Date.

         6.16 Patents, etc. Teletrade owns or possesses the royalty-free licenses or other rights to use all copyrights, trademarks, service marks, service names, trade names, patents, inventions, trade secrets and other proprietary rights necessary to conduct its business as it is presently operated. Teletrade is not infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, inventions, licenses, trade secrets or other proprietary rights owned by any other person or persons, and there is no claim or action by any such person pending or threatened with respect thereto. Neither Sellers nor any of their affiliates (other than Teletrade) owns or possesses licenses or other rights to use any copyrights, trademarks, service marks, service names, trade names, patents, inventions, trade secrets and other proprietary rights relating to the Business.

         6.17 No Guarantees. Except as set forth on Schedule 6.17, none of the obligations or liabilities of Teletrade is guaranteed by any other person, firm or corporation, nor has Teletrade guaranteed or otherwise become contingently liable for the obligations or liabilities of any other person, firm or corporation.

         6.18 Receivables. All receivables of Teletrade (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which have arisen since the Balance Sheet Date, have arisen only from bona fide transactions and are fully collectible, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof, subject to normal allowances for uncollectible amounts. The reserves for doubtful or uncollectible accounts shown on the Balance Sheet are adequate in light of and consistent with the historical experience of Teletrade.

         6.19 Employee Benefit Plans; ERISA.

         (a) Schedule 6.19(a) sets forth a true, complete and correct list of all employee benefit plans, programs, policies and arrangements, including, without limitation, all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employment agreements, consulting agreements, deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, vacation, life, health, disability or accident insurance plan, program, arrangement or commitment, whether written or oral, currently sponsored or maintained by Teletrade or any corporation, business or other entity that is a member of a controlled group including Teletrade or is under common control with Teletrade or is a member of an affiliated service group with Teletrade (within the meaning of Section 414(b), (c) or (m) of the Code, and for purposes of Title IV of ERISA ("Teletrade's Group")) and as to which Sellers or Teletrade may have any obligation or liability (actual or contingent, and including without limitation, any liability arising out of an indemnification, guarantee, hold-harmless or similar agreement) ("Plans").

         (b) Teletrade has provided to Purchaser prior to the date hereof true and complete copies of (i) any employment agreements and any material procedures and policies relating to the employment of employees of the Business and the use of temporary employees, independent contractors or leased employees by Teletrade in connection with the Business (including summaries of any material procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Plans and related trust agreements, insurance and other contracts, summary plan descriptions, written descriptions of any unwritten Plans and summaries of material modifications, and material communications distributed, or otherwise communicated, to the participants of each Plan or sent to or received from any governmental authority (including, without limitation, the Internal Revenue Service), (iii) the three most recent annual reports on Form 5500 required to be filed with respect to any Plan (including all schedules thereto), (iv) where applicable, the most recent (A) Internal Revenue Service determination letter as to the qualification of such Plan under Sections 401 and 501 of the Code, (B) audited financial statements of any Plan and (C) actuarial valuation reports for any Plan.

         (c) No event has occurred and no event is likely to occur in connection with which any member of Teletrade's Group or any Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan (including, without limitation, Section 4971, 4975 or 4976 of the Code or Section 406, 409, 502(i), or 502(l) of ERISA).

         (d) With respect to each Plan, (i) the members of Teletrade's Group have complied with, and each such Plan conforms in form and operation to, all applicable laws, regulations and governmental orders, including, but not limited to, the applicable provisions of ERISA and the Code, in all material respects and (ii) each Plan that is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to materially adversely affect such qualification or exemption.

         (e) Neither Teletrade nor any member of Teletrade's Group currently contributes to, ever has contributed to or otherwise may have any liability in respect of, and no Plan is, an employee benefit plan subject to Title IV of ERISA or the funding requirements of Section 302 of ERISA or Section 412 of the Code (including, without limitation, a "multiemployer plan" within the meaning of Section 3(37) of ERISA).

         (f) Except as set forth on Schedule 6.19(f), the consummation of the transactions contemplated hereby, either alone or in combination with another event, will not (i) entitle any employee or former employee of any member of Teletrade's Group to any payment, (ii) increase the amount of compensation due to any such employee, (iii) accelerate the time of vesting of any compensation, stock incentive or other benefit or (iv) result in any "parachute payment" under section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

         (g) None of the members of Teletrade's Group are parties to any collective bargaining agreements and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent any employee of Teletrade or any of the members of Teletrade's Group.

         (h) No member of Teletrade's Group has any announced plan or commitment (whether or not legally binding) to create any additional Plan or to amend, modify or terminate any existing Plan.

         (i) No member of Teletrade's Group could incur, directly or indirectly, any material liability (including a material liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any employees or former employees of the Business arising out of any divestiture by any member of Teletrade's Group of any business or assets.

         (j) Schedule 6.19(j) sets forth any and all indebtedness in excess of $10,000 owed by any employee or former employee of the Business to any member of Teletrade's Group for money loaned or advanced to such employee or former employee.

         (k) Except as set forth on Schedule 6.19(k), no employee of the Business participates in any Plan that provides any benefits or provides for payments based on or measured by the value of any equity security of or interest in a member of Teletrade's Group.

         (l) With respect to each Plan, (i) all material payments due from the relevant member of Teletrade's Group to the date hereof have been made and all material amounts properly accrued to the date hereof, or as of the Closing Date, as liabilities of Teletrade's Group that have not been paid have been properly recorded on the books of Teletrade's Group, and (ii) there are no material proceedings pending (other than routine claims for benefits) or threatened with respect to such Plan or against the assets of such Plan.

         (m) No Plan provides for benefits, including, without limitation, medical or health benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except (i) as may be required by applicable law, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of Teletrade; or (v) benefits in the nature of severance pay.

         (n) No member of Teletrade's Group is a contractor or subcontractor with obligations under any federal, state or local government contracts as result of any business engaged in by Teletrade.

         (o) There are no material liabilities, whether absolute or contingent, to or in respect of any employee of the Business relating to workers' compensation benefits that are not fully insured against by a bona fide third-party insurance carrier. With respect to each workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under the insurance policy or fund have been paid, all premiums required to be paid under the insurance policy or fund through the Closing Date will have been paid on or before the

Closing Date and, as of the Closing Date, there will be no material liability of any member of Teletrade's Group under any such insurance policy, fund or ancillary agreement with respect to such insurance policy or fund in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

         (p) No Plan is a plan, agreement or arrangement providing for benefits in the nature of severance benefits, and Teletrade's Group does not have outstanding any liabilities with respect to any severance benefits available under any Plan.

         6.20 Labor Matters. (a) Teletrade has a satisfactory relationship with its employees.

         (b) Teletrade is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice.

         (c) There are no complaints or charges against Teletrade pending threatened before the National Labor Relations Board or any state, local or foreign labor agency involving or affecting Teletrade.

         (d) There are no strikes, slowdowns, work stoppages, or other labor troubles pending or threatened with respect to the employees of Teletrade, and none of the above has occurred or been threatened since the Balance Sheet Date.

         (e) There is no representation claim or petition pending before the National Labor Relations Board and no question concerning representation is presently being raised, or is threatened, respecting the employees of Teletrade.

         (f) No charges with respect to or relating to Teletrade are pending before the Equal Employment Opportunity Commission, or any state, local or foreign agency responsible for the prevention of unlawful employment practices.

         (g) None of Sellers or Teletrade has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to Teletrade, and no such investigation is in progress.

         (h) Schedule 6.20 sets forth for each  employee of Teletrade  listed on
Schedule 6.14(k) (a) employment date, (b) title or position, (c) current weekly or monthly salary rates and bonus payments for the period ending June 30, 1998, and (d) accrued vacation and sick days not taken as of such date.

         6.21 Environmental Matters. (a) Teletrade holds, and is in compliance with, all permits, licenses and governmental authorizations required for Teletrade to conduct the Business under applicable environmental laws, and Teletrade is otherwise in compliance with all applicable environmental laws, except where the failure to comply has not had and is not reasonably likely to result in a material adverse effect on the Business; (b) Teletrade has not received any written request for information, and has not been notified that it is a potentially responsible party, under the Comprehensive Environmental Response, Compensation, and Liability Act, or any similar state law with respect to any on-site or off-site location; and (c) Teletrade has not entered into or agreed to any consent decree or order, and is not subject to any judgment, decree or order relating to compliance with any environmental law or to investigation or cleanup of regulated substance under any environmental law.

         6.22 No Brokers; Absence of Certain Business Practices. Neither such Seller nor any agent of such Seller, any other Seller, Teletrade or any agent, officer or director of any other Seller or Teletrade, has employed any investment banker, business consultant, broker or finder or incurred any liability for any investment banking, business consultant, brokerage or finders' fee or commission in connection with the execution or delivery of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby. Neither such Seller nor any agent of such Seller, nor any other Seller, Teletrade or any officer, employee or agent of any other Seller or Teletrade has, directly or indirectly, within the past three years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business which (i) has a reasonable possibility of subjecting Teletrade to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, has a reasonable possibility of having had an adverse effect on the Business, or (iii) if not continued in the future, has a reasonable possibility of resulting in an adverse effect or which has a reasonable possibility of subjecting Teletrade to suit or penalty in any private or governmental litigation or proceeding.

         6.23 Disclosure. No representation or warranty by such Seller contained in this Agreement or in any document, instrument or certificate furnished or to be furnished by such Seller to Purchaser or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the Teletrade Stock with adequate information as to such Seller, Teletrade, the Business and the operations, condition (financial and otherwise), properties, assets, liabilities and prospects of Teletrade. Except as set forth in Section 8(b) of this Agreement in the event that Purchaser chooses to close the purchase transaction contemplated by this Agreement notwithstanding the supplementing or amending of Schedules or representations and warranties pursuant to such Section 8(b), the representations and warranties contained in this Section 6 or elsewhere in this Agreement or in any documents or certificate furnished or to be furnished as aforesaid in connection herewith or pursuant hereto shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect, except to the extent, if any, that any Seller (having the burden of proof) demonstrates that the chief executive, chief operating or chief financial officers of Purchaser had actual personal knowledge of the facts that made such representation or warranty inaccurate and were actually personally aware that such representation or warranty was inaccurate by reason of such facts.

         7. Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers as follows:

         7.1 Organization, Standing and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York. Purchaser has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and Purchaser is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in every jurisdiction where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated would not have a material adverse on its business or the financial condition or results of operations of Purchaser.

         7.2 Execution, Delivery and Performance of Agreement; Authority, Consents and Approvals. (a) Neither the execution, delivery nor performance of this Agreement or the Ancillary Agreements by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Purchaser's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement (whether oral or written), law, ordinance, rule or regulation or any order, judgment or decree to which Purchaser is a party or by which it is bound, the result of which could have a material adverse effect on Purchaser. Purchaser has full corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby, all proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party have been properly taken and this Agreement constitutes, and the Ancillary Agreements to which it is a party, when executed and delivered pursuant hereto, will constitute, a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

         (b) Except as identified on Schedule 7.2(b) hereof, no filing with, and no permit, authorization, consent, waiver or approval of, any governmental or regulatory agency or any lender, trustee, security holder of Purchaser or any of its subsidiaries or any other person is necessary in connection with the execution, delivery or performance by Purchaser of this Agreement or any of the Ancillary Agreements or for the consummation by it of the transactions contemplated hereby and thereby.

         7.3 Capitalization; Ownership. All of the authorized capital stock of Purchaser consists of (a) 20,000,000 shares of common stock, par value $.01 per share, and (b) 10,000,000 shares of preferred stock, par value $.01 per share. At September 30, 1998, (i) 4,419,997 shares of common stock were issued and outstanding; (ii) no shares of preferred stock were outstanding; and (iii) certain shares of common stock of Purchaser were reserved for issuance upon the exercise of outstanding warrants and options, as more fully described in the SEC Filings (as hereinafter defined). The issued and outstanding shares of capital stock of Purchaser are duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each subsidiary of Purchaser are duly authorized, validly issued, fully paid and non assessable and are owned beneficially and of record by Purchaser. All shares of GMAI Stock to be issued hereunder, when issued and delivered in accordance with this Agreement, will be validly authorized, duly issued, fully paid and nonassessable.

         7.4 Financial Statements and Reports. Purchaser has heretofore delivered to Sellers copies of (i) Purchaser's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, as amended; and (ii) all other reports, statements and registration statements filed by Purchaser (which include all material reports, statements and registration statements required to be filed) with the Securities and Exchange Commission (the "SEC") since May 14, 1993 and prior to the date of this Agreement (collectively, the "SEC Filings"). The financial statements of Purchaser included in or incorporated by reference into the SEC Filings were prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise noted in such financial statements) and maintained throughout the periods indicated and fairly present the consolidated financial condition of Purchaser and its consolidated subsidiaries as at their respective dates and the consolidated results of their operations for the periods covered thereby, subject, in the case of interim financial statements, to year-end audit adjustments consisting only of normal recurring accruals.

         7.5 No Brokers. Neither Purchaser, any of its subsidiaries nor any agent, officer or director of Purchaser or any of its subsidiaries has employed any investment banker, business consultant, broker or finder or incurred any liability for any investment banking, business consultant, brokerage or finders' fee or commission in connection with the execution or delivery of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

         7.6 Disclosure. No representation or warranty by Purchaser contained in this Agreement or in any document, instrument or certificate furnished or to be furnished by Purchaser to Sellers or their representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the GMAI Stock with adequate information as to Purchaser and the operations, condition (financial and otherwise), properties, assets, liabilities and prospects of Purchaser. Except as set forth in Section 9.2.1 of this Agreement in the event that any Seller chooses to close the purchase transaction contemplated by this Agreement notwithstanding the supplementing or amending of Schedules or representations and warranties, the representations and warranties contained in this Section 7 or elsewhere in this Agreement or in any documents or certificate furnished or to be furnished as aforesaid in connection herewith or pursuant hereto shall not be affected or deemed waived by reason of the fact that Sellers and/or their representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect, except to the extent, if any, that Purchaser (having the burden of proof) demonstrates that any of Sellers had actual personal knowledge of the facts that made such representation or warranty inaccurate and was actually personally aware that such representation or warranty was inaccurate by reason of such facts.

         8. Conduct of Business Prior to Closing. (a) Prior to the Closing, Sellers will use their best efforts to cause Teletrade to conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and Teletrade and Sellers will use their best efforts (i) to preserve the business and organization of Teletrade intact, (ii) to keep available to Purchaser the services of the present officers, employees, agents and independent contractors of Teletrade (other than Sellers), (iii) to preserve for the benefit of Purchaser the goodwill of consignors, clients, suppliers, customers, landlords and others having business relations with Teletrade, (iv) to cooperate with Purchaser and to assist Purchaser in obtaining the consent of any landlord or other party to any lease or contract with Teletrade where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby. Without limiting the generality of the foregoing, prior to the Closing, without Purchaser's prior written approval, Sellers will not, and will use their best efforts to cause Teletrade not to:

                     (i) change its certificate of  incorporation  or by-laws or merge or consolidate or obligate itself to do so with or into any other entity;

                     (ii) enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under subparagraph
              (j) of Section 6.14 hereof;

                     (iii) adopt any new plan or arrangement  for the benefit of any employee of Teletrade or amend any Benefit Plan or arrangement maintained by Teletrade other than amendments (x) required to be made under applicable laws or regulations or (y) as contemplated under the terms of this Agreement;

                     (iv) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type
              (1) described in subparagraphs  (a), (b), (c), (d), (e), (h), (i),
              (j), (k), (l), (m), (n), (p), (q), (r), (s), (t) or (u) of Section
              6.10 hereof which would have been inconsistent with the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof, or (2) described in Section 6.4 hereof which would be required to be set forth on Schedule 6.4 if it had taken place during the past three years; provided, however, that distributions may be made to each Seller, in accordance with Teletrade's past practice, to permit him to pay his income tax liabilities with respect to his allocable share of Teletrade's income for the S Short Year (as defined in Section 10.3 of this Agreement); provided, however, that such distributions (together with any prior distributions to Sellers during the S Short Year) shall not exceed 43.7% of Teletrade's taxable income for the S Short Year.

                     (v) grant any increase in the compensation,  commissions or bonus opportunities payable to or to become payable to any employee of Teletrade, excluding any increases in the ordinary course of business consistent with past practice;

                     (vi) enter into any new  compensation  arrangement with any director, officer or employee or pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer or employee (whether past or present) or declare, approve or make any deposit into or contribution or payment to any benefit plan, other than such amounts as may be contributed in the normal course of business or which are necessary in order to comply with applicable law; or

                     (vii) increase the regularly  scheduled  hours per week for any employee.

         (b) Sellers shall give Purchaser prompt written notice of any material change in any of the information contained in the representations and warranties made in Section 6 or elsewhere in this Agreement or the Schedules referred to herein which occurs prior to the Closing; provided, however, that neither the supplementing or amending of any Schedules by

Sellers or Teletrade, nor the discovery of any matters by Purchaser in the course of its investigations, shall be deemed to cure any breach of representation or warranty made in this Agreement, to have been disclosed as of the date of this Agreement or to constitute any waiver by Purchaser of any of its rights hereunder, except that if Purchaser chooses to close the purchase transaction contemplated by this Agreement notwithstanding such supplement or amendment or discovery of such matter, then such representations and warranties or such Schedules shall be deemed to have been as so supplemented or amended for all purposes of this Agreement and Purchaser may not thereafter pursue any claim for indemnification by reason of the information disclosed in such supplement or amendment.

         (c) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use their respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         (d) In the event that during the period between the date hereof and the Closing Date, all or any portion of the properties of Teletrade is damaged by fire or other casualty, Sellers shall promptly give notice thereof to Purchaser. If such damage in the aggregate materially affects the ability of Teletrade at Closing to conduct the Business as contemplated herein, Purchaser shall have the right to terminate this Agreement. In such event, all parties shall be released from all liability hereunder except as otherwise provided in this Agreement.

         (e) From the date hereof through the earlier of the Closing or the termination of this Agreement, none of Sellers, Teletrade, any of their respective affiliates nor any of the officers, directors, employees, representatives or agents of, or professional advisors to (collectively, the "Representatives"), Sellers, Teletrade or any of their respective affiliates, shall, directly or indirectly, solicit, initiate, participate in discussions with, provide any information or assistance to (including, but not limited to, affording access to the properties, books and records of Teletrade) or enter into any agreement with any person or group of persons (other than Purchaser) concerning any transaction that would result, directly or indirectly, in the transfer to any such person or persons of control of any properties or assets of Teletrade or the Business.

         9. Covenants.

         9.1 Covenants of Sellers. Each Seller hereby covenants and agrees as follows:

                  9.1.1 Access to Information and Documents. Upon reasonable notice, Sellers shall cause Teletrade to give Purchaser and Purchaser's Representatives full access to the officers and other personnel of Teletrade and all properties, documents, contracts, books and records of Teletrade (including, without limitation, books and records relating to backlog, payroll and personnel matters) and to furnish Purchaser with copies of such documents (certified by Teletrade's appropriate officers if so requested) and with such information with respect to the Business and Teletrade's assets as Purchaser may from time to time reasonably request, and Purchaser will not improperly disclose the same prior to the Closing. Except to the extent specified in the last clause of Section 6.23, any such furnishing of such information to Purchaser or any investigation by
         Purchaser shall not affect Purchaser's right to rely on any representation or warranty made in this Agreement or in any document or certificate furnished or to be furnished by Teletrade or Sellers to Purchaser or its Representatives in connection herewith or pursuant hereto.

                  9.1.2 Certain Financial Information. No later than 15 days following the end of each month from September 30, 1998 to the Closing, Sellers shall cause to be delivered to Purchaser the unaudited balance sheets of Teletrade and the related statement of earnings and stockholders' equity for the one month then ended (collectively, the "Interim Financial Statements"). The Interim Financial Statements will be complete and correct in all material respects, will have been prepared from the books and records of Teletrade in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and will fairly present the financial condition of Teletrade as at their respective dates and the results of their operations for the periods covered thereby subject to normal year-end adjustments, which shall consist only of normal recurring accruals necessary for such fair presentation. The statements of earnings included in the Interim Financial Statements will not contain any items of special or nonrecurring income or loss or any other income not earned or loss not incurred in the ordinary course of business, except as expressly specified therein, and all such financial statements include all adjustments, which consist only of normal recurring accruals necessary for such fair presentation.

                  9.1.3 Consulting Agreement. Liebman shall enter into a consulting agreement with Purchaser (the "Consulting Agreement"), substantially in the form of Exhibit 9.1.3 annexed hereto, effective upon the Closing.

                  9.2 Covenants of Purchaser. Purchaser hereby covenants and agrees as follows:

                  9.2.1 Access to Information and Documents. Upon reasonable notice, Purchaser will give Sellers and Sellers' Representatives full access to the officers and other personnel of Purchaser and its subsidiaries and all properties, documents, contracts, books and records of Purchaser and its subsidiaries and will furnish Sellers with copies of such documents (certified by Purchaser's officers if so requested) and with such information with respect to the business, assets, properties and affairs of

         Purchaser as Sellers may from time to time reasonably request, and Sellers will not improperly disclose the same prior to the Closing. Except to the extent specified in the last clause of Section 7.6, any such furnishing of such information to Sellers or any investigation by Sellers shall not affect Sellers' right to rely on any representation or warranty made in this Agreement or in any document or certificate furnished or to be furnished to Sellers by Purchaser or its Representatives in connection herewith or pursuant hereto.

         9.3 Covenants of Sellers and Purchaser. (a) Each Seller and Purchaser hereby covenants and agrees that he or it shall use his or its best efforts to render their respective representations and warranties in this Agreement accurate as of the Closing Date, and shall refrain from taking any action that would render any of such representations and warranties inaccurate as of the Closing Date.

         (b) Sellers and Purchaser shall cooperate fully in connection with the preparation and filing by any party hereto of all documents and reports required to be filed by such party in accordance with applicable state and federal securities laws. Such cooperation shall include, upon any party's request, the other parties' best efforts to cause the provision of records, information and consents which are reasonably relevant to any such filing and making employees, accountants and other persons reasonably available on a mutually convenient basis to provide such information and explanation of any material provided hereunder.

         10. Covenants Relating to Taxes

         10.1 Prior to the Closing. (a) Sellers shall use best efforts to cause Teletrade to prepare and timely file all Returns and amendments thereto required to be filed by or for Teletrade for the taxable periods for which a return is due on or before the Closing Date. Purchaser will be given a reasonable opportunity to review and comment upon such Returns and amendments thereto. Sellers shall use best efforts to cause Teletrade to pay and discharge all Taxes, assessments and governmental charges upon or against it or any of its properties or assets, and all liabilities at any time existing which are, individually or in the aggregate, material, before the same shall become delinquent and before penalties accrued thereon, except to the extent and as long as: (a) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of Teletrade; and (b) Teletrade shall have set aside on its books reserves in the amount of the demanded principal imposition (together with interest and penalties relating thereto, if any). Between the date of this Agreement and the Closing Date, Sellers shall and shall use best efforts to cause Teletrade to give Purchaser and its authorized representatives full access to all properties, books, records and Returns of or relating to Teletrade, whether in possession of Teletrade, Sellers or third-party professional advisors or representatives in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of Teletrade. Sellers shall and shall cause Teletrade to ensure that all third-party advisors and representatives of Sellers and Teletrade, including without limitation accountants and attorneys, fully cooperate and are available to Purchaser in connection with such investigation.

         (b) No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, of Teletrade which may have an effect on Teletrade for periods ending after the Closing Date shall be made after the date of this Agreement without the prior written consent of Purchaser. Without limiting the generality of the foregoing, Sellers will not and will use best efforts to cause Teletrade not to (i) revoke Teletrade's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code, or
(ii) take or allow any action (other than the sale of the Teletrade Stock hereunder) that would result in the termination of Teletrade's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

         10.2 Post-Closing Matters.

          (a) At Purchaser's option, each Seller will join with Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign tax law with respect to the purchase and sale of the Teletrade Stock (a "Section 338(h)(10) Election"). Sellers will include any income, gain, loss, deduction or other tax item resulting from the
Section 338(h)(10) Election on their Returns to the extent permitted by applicable law. Purchaser shall pay any Tax imposed on Teletrade or any Seller attributable to the making of the Section 338(h)(10) Election, including but not limited to (i) any Tax imposed under Code ss.1374, (ii) any Tax imposed under Reg. ss.1338(h)(10)-1(e)(5), or (iii) any state, local or foreign Tax imposed on Teletrade's gain, and Sellers shall indemnify Purchaser and Teletrade against any loss, liability or damages arising out of the failure to pay such Taxes.

         (b) Purchaser shall be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Election. Each Seller shall execute and deliver to Purchaser such documents or forms as are reasonably requested and are required by any tax laws to properly complete the Section 338(h)(10) Election no later than 30 days after receipt thereof from Purchaser.

         (c) To the extent permitted by state and local laws, the principles and procedures of this Section 10.2 shall also apply with respect to the Section 338(h)(10) Election or equivalent or comparable provision under state or local law.

         (d) Purchaser and Sellers agree that the Purchase Price and the liabilities of Teletrade (plus other relevant items) will be allocated to the assets of Teletrade for all purposes (including Tax and financial accounting) as shown on Schedule 10.2(b) hereto. Purchaser and Sellers will file, and shall cause Teletrade to file, all Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

         (e) Purchaser shall cause Teletrade to file, and control any Returns required to be filed by Teletrade after the Closing Date. Sellers and their professional advisers shall be given a reasonable opportunity to review and comment upon Teletrade's federal and state income tax Returns (and any amendments thereto) for the S Short Year (as defined in Section 10.3 of this Agreement). Each Seller agrees that he shall provide, and shall cause his accountants and other representatives to provide, to Purchaser on a timely basis the information, including but not limited to all work papers and records relating to Teletrade, that it or the accountants or other representatives have within their control and that may be reasonably necessary or related to (i) the preparation of any and all Returns required to be filed by Purchaser or Teletrade and (ii) audits or other tax determinations or proceedings by or before governmental agencies, such information to be provided in the form in which it has in the past been maintained by Sellers, Teletrade, their accountants or other representatives.

         10.3 Other Tax Matters. Each Seller shall (a) duly include in his federal and state income Tax Returns his respective allocable share of all items of income, gain, loss, deduction or credit attributable to the S Short Year of Teletrade in a manner consistent with the federal Tax Form 1120S and the schedules thereto (and the corresponding state income tax forms and schedules) to be sent by Teletrade to the Sellers with respect to such period; and (b) pay all federal and state income Taxes required to be paid for all taxable years of such Seller, including the taxable year that includes the S Short Year, that are attributable to such Seller's stock ownership of Teletrade. For purposes of this provision, the "S Short Year" means the tax year of Teletrade that ends as a result of the termination of the S corporation status of Teletrade pursuant to
Section 1362 of the Code (and the corresponding provisions of applicable state law).

         11. Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and each Seller shall use his best efforts to cause each such condition to be so fulfilled:

         (a) All representations and warranties of Sellers contained herein or in any document or certificate delivered pursuant hereto shall be true and correct when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

         (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Sellers at or before the Closing shall have been duly and properly performed in all material respects.

         (c) Since the date of this Agreement there shall not have occurred any change, event or condition which in any case or in the aggregate has had or is reasonably likely to result in a material adverse effect on the business, operations, assets, results of operations, condition (financial or otherwise), liabilities or prospects (a "Material Adverse Effect") of Teletrade.

         (d) There shall be delivered to Purchaser a certificate executed by the President and Secretary of Teletrade, dated the date of the Closing, certifying to the best knowledge of such person after due investigation that the conditions set forth in paragraphs (a), (b) and (c) of this Section 11, as they relate to Teletrade, have been fulfilled.

         (e) The Consulting Agreement and all other documents required to be executed and delivered to Purchaser at or prior to the Closing pursuant to this Agreement shall have been so executed and delivered.

         (f) Liebman shall have executed and delivered to Purchaser a representation agreement with Purchaser (the "Representation Agreement"), reasonably satisfactory to the Purchaser and dated as of the Closing, pursuant to which Liebman (A) acknowledges that (i) the securities issued to Liebman hereunder have not been registered under the Act or any state securities laws, and cannot be sold unless such securities are registered under the Act and any applicable state securities laws, or is exempt from registration, and (ii) the certificates representing such securities will contain a restrictive legend; (B) represents that he is acquiring such securities for investment purposes only and not with a view towards distribution; (C) agrees that such securities may not be sold, pledged, transferred or otherwise disposed of for a period of one year after the Closing Date; (D) represents that he is an "accredited investor", as defined in the Securities Act, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Purchaser; (E) acknowledges that he has been afforded the opportunity to ask questions of representatives of Purchaser regarding an investment in Purchaser and to review publicly available information regarding Purchaser; and (F) addresses such other related matters as Purchaser may reasonably request.

         (g) Purchaser shall have received an opinion of Piper & Marbury L.L.P., counsel to Sellers and Teletrade, dated the date of the Closing, substantially in the form attached hereto as Exhibit .

         (h) Sellers and Teletrade shall have obtained, with respect to the transaction contemplated hereby, all necessary waivers, consents and approvals, in form reasonably satisfactory to Purchaser.

         (i) Except as set forth in Schedule 6.11, there shall not exist any Suit in any court or by or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or known by Purchaser to be threatened against

Sellers or Teletrade which, in the reasonable judgment of Purchaser, if adversely determined, would have a Material Adverse Effect on Teletrade.

         12. Conditions Precedent to Sellers' Obligations. All obligations of Sellers at the Closing are subject, at the option of Sellers, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall use its best efforts to cause each such condition to be so fulfilled:

         (a) All representations and warranties of Purchaser contained herein or in any document or certificate delivered pursuant hereto shall be true and correct when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

         (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

         (c) Since the date of this Agreement, there shall not have occurred any change, event or condition which in any case or in the aggregate has had or is reasonably likely to result in a Material Adverse Effect on Purchaser.

         (d) There shall be delivered to Sellers a certificate executed by the Chief Executive Officer and Secretary of Purchaser, dated the date of the Closing, certifying to the best knowledge of such persons after due investigation that the conditions set forth in paragraphs (a), (b), (c) of this
Section 12 have been fulfilled.

         (e) There shall be delivered to Sellers a certificate executed by the Secretary of Purchaser, dated the Closing, attaching a true, correct and complete copy of the resolutions of the Board of Directors of Purchaser approving execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party and the consummation of all of the transactions contemplated hereby and thereby.

         (f)   Purchaser   shall  have  executed  and  delivered  to  Liebman  a
Registration Rights Agreement, substantially in the form of Exhibit 12(f) annexed hereto.

         (g) All of the other documents required to be executed and delivered to Sellers at or prior to the Closing pursuant to this Agreement shall have been so executed and delivered.

         (h)  Each  Seller  shall  have   received  a  guarantee  of  GMAI  (the
"Guaranty") of certain obligations of Teletrade to such Seller, substantially in the form of Exhibit 12(h) annexed hereto.

         (i) The Board of Directors of Purchaser shall have taken all corporate action that may be required to cause Liebman to be appointed to the Board of Directors of Purchaser, effective as of the Closing, to fill the vacancy in the class of directors whose term expires in [ ].

         (j) Sellers shall have received an opinion of Kramer Levin Naftalis & Frankel LLP, counsel to Purchaser, dated the date of the Closing, substantially in the form attached hereto as Exhibit .

         13. Indemnification.

         13.1 (a) Each Seller hereby jointly, but not severally indemnifies and agrees to hold Purchaser, any subsidiary and affiliate thereof, and their respective successors, if any, and their officers, directors and controlling persons (collectively, the "Purchaser Group") harmless from, against and in respect of (and shall on demand reimburse the Purchaser Group for):

                           (i) any and all loss, liability or damage suffered or
                  incurred by the Purchaser Group by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by such Seller in connection with this Agreement and the transactions contemplated hereby;

                           (ii) any and all loss,  liability or damage  suffered
                  or incurred by Purchaser by reason of or in connection with the litigation set forth on Schedule 6.11 hereto and subject to the qualifications set forth on said Schedule 6.11;

                           (iii) any and all loss,  liability or damage suffered
                  or incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Sellers or Teletrade with respect to this Agreement or any of the transactions contemplated hereby;

                          [(iv) the matters set forth in Section 10.2(a) hereof;
                  and]

                           (v) any and all actions, suits, proceedings,  claims,
                  demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         (b) Purchaser hereby indemnifies and agrees to hold each of the Sellers, any affiliate thereof, and their respective heirs and successors, if any (collectively, the Seller Group"), harmless from, against and in respect of (and shall on demand reimburse the Seller Group for):

                           (i) any and all loss, liability or damage suffered or
                  incurred by the Seller Group by reason of any untrue representation , breach of warranty or nonfulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to any Seller pursuant hereto; and

                           (ii) any and all loss,  liability or damage  suffered
                  or incurred in connection with any claim for finders fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby; and

                           (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         13.2 The right to make a claim for indemnification under this Agreement shall survive the Closing Date for a period of three years provided that any claim by Purchaser for indemnification relating to Taxes shall survive until 60 days after all applicable statutes of limitations, including waivers and extensions, have expired with respect to each matter addressed therein.

         13.3 A person seeking  indemnification  pursuant to Section  13.1(a) or
(b) (an "Indemnified Party") with respect to a claim, action or proceeding shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided, that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, except to the extent such failure prejudices in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, provided, that (a) such claim, action or proceeding does not seek criminal penalties or injunctive or other equitable relief that is reasonably likely to have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Indemnified Party, (b) the selection of counsel is approved by the Indemnified Party (which approval will not be unreasonably withheld, conditioned or delayed), and (c) prior to assuming such defense, the Indemnifying Party has agreed in writing that it is liable under this Article 13 to indemnify the Indemnified Party in accordance with the terms contained herein in respect of such claim, action or proceeding, shall conduct such defense diligently, shall have full and complete control over the conduct of such proceeding on behalf of the Indemnified Party and shall, in his, her or its sole discretion, have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding. If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 13.3, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (included impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not have the right to control such defense on behalf of the Indemnified Party); provided, that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the reasonable fees and expenses associated with one law firm for the Indemnified Party, as well as local counsel as required. If the Indemnifying Party is assuming the defense of any claim, action or proceeding in respect of which indemnity may be sought hereunder, such Indemnifying Party shall not be liable under Section 13.1(a) or (b) for any settlement of any such claim, action or proceeding effected without its written consent. No Indemnifying Party shall settle or compromise any claim, action or proceeding unless the Indemnified Party is fully discharged and released as a result thereof. Notwithstanding the foregoing, Purchaser shall have no right to participate in the defense of any claim referred to in Section 13.1(a)(ii) (but shall be consulted regarding the non-financial aspects of any resolution or settlement thereof). Notwithstanding the foregoing, no Indemnifying Party shall settle or compromise any claim, action or proceeding with respect to Taxes without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         13.4  Basket and Cap on  Indemnity.  Notwithstanding  anything  in this
Section 13 to the contrary, the Indemnifying Parties shall not have any obligation to indemnify the Indemnified Party pursuant to Section 13.1: (i)
(except in the case of matters subject to Section 13.1(a)(ii)) until the Indemnified Party has suffered aggregate damages, by reason of all breaches, in excess of $50,000, provided that, once the Indemnified Party's aggregate damages exceed $50,000, the Indemnifying Party shall indemnify the Indemnified Party for all damages suffered by the Indemnified Party in excess of $50,000, and (ii) to the extent the aggregate damages the Indemnified Party has suffered by reason of all such breaches by all

Indemnifying Parties in excess of such $50,000 exceed $750,000 (the "Cap"), in the absence of fraud or intentional misrepresentation, no Indemnifying Party will have any obligation to indemnify the Indemnified Party for further damages in excess of the Cap (except in the case of a breach by any Seller of such Seller's representations set forth in Section 6.6 as to such Seller himself, in which case such Sellers liability shall be limited to the value of the Purchase Price received by such Seller).

         13.5 Reimbursement; Cumulative Remedies. In the event it is determined by a court of competent jurisdiction in a final, non-appealable judgement that an Indemnified Party is not entitled to indemnification hereunder, then such Indemnified Party shall promptly reimburse to the Indemnifying Party any amounts advanced to such Indemnified Party pursuant to this Article 13.

         14.  Termination.   (a)  This  Agreement  may  be  terminated  and  the
transactions contemplated hereby may be abandoned prior to the Closing:

                  (i)  by the mutual consent of Purchaser and Sellers;

                  (ii) by Sellers or Purchaser if the Closing Date shall not have occurred on or before [October 31], 1998; provided, however, that the right to terminate this Agreement under this subsection (iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Closing Date to occur on or before such date;

                  (iii) by Purchaser if on the Closing Date any of the conditions provided for in Section 11 have not been met and have not been waived by Purchaser, or by Sellers if on the Closing Date any of the conditions provided for in Section 12 have not been met and have not been waived by the Sellers; and

                  (iv) by Purchaser if, despite Purchaser's reasonable efforts in good faith from the date hereof through the Closing Date to obtain financing, on the Closing Date it has been unable to obtain financing reasonably acceptable to it in order to consummate the transactions contemplated hereby.

                   (b) In the event of the termination and abandonment of this Agreement pursuant to this Section 14, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders except as otherwise set forth in this Agreement; provided, however, that a termination of this Agreement shall not defeat or impair the right of any party to pursue such relief as may otherwise be available to it on account of any breach of this Agreement or any of the representations, warranties, covenants or agreements contained herein.

         15. Non-Competition; Confidentiality; Proprietary Information; Public Announcements; Non-Solicitation.

         15.1 Non-Competition. (a) Each Seller agrees, for himself only and not any other Seller, that during the Non-Competition Period (as hereinafter defined) he will not, directly or indirectly, alone or with others, individually or through or by a corporate or other business entity in which he may be interested as a partner, trustee, director, officer, employee, consultant-shareholder, option holder, lender of money or guarantor, engage in or participate in, or become employed by or render services (including research or consulting services), advice or assistance to any person, firm, corporation or other entity ("Person") engaged or participating in a Competing Business (as hereinafter defined) in any state of the United States or its territories or possessions or elsewhere in the world. For purposes of this Section 15, "Non-Competition Period" shall mean the period commencing on the Closing Date and ending three years after the Closing Date, and "Competing Business" shall mean any business or venture which engages in the sale of collectibles (including without limitation, certified coins, gemstones, sports trading cards and sports memorabilia) through auction or in any auction form.

         (b) For purposes of this Section 15.1, ownership of up to 5% of any class of publicly traded securities of any corporation, the stock of which is regularly traded on any stock exchange or on the over-the-counter market, shall not be deemed to constitute ownership or participation in the ownership of the business of such corporation.

         (c) Each Seller acknowledges that the time, scope, geographic area and other provisions of this Section 15.1 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances.

         15.2. Proprietary Information; Confidentiality (a) Each Seller acknowledges and agrees, for himself only and not any other Seller, that in connection with his employment with and control of Teletrade to date, of necessity he has participated in the development of and had access to, and use of, Proprietary Information and Confidential Records (as each such term is defined below). Each Seller covenants that he shall not at any time hereafter, directly or indirectly, use for his own purpose or for the benefit of any Person other than Purchaser, Teletrade or any successor to the Business, at Purchaser's request, or disclose, any Proprietary Information to anyone, unless such disclosure has been authorized in writing by Purchaser. For purposes of this Agreement, the term "Proprietary Information" shall include, but is not limited to: (i) the name and address of any current or former clients, consignors or customers, any prospective clients, consignors or customers individually solicited, or vendors of Teletrade and any information concerning the transactions or relations of any current or former clients, consignors or customers, any such prospective clients, consignors or customers, or vendors of Teletrade with Teletrade or any of its stockholders, directors, officers, principals, employees, independent contractors or agents; (ii) any information concerning any product, technology or procedure employed by Teletrade but not generally known to its clients, consignors, customers or vendors or competitors, or under development by or being tested by Teletrade but not at the time offered generally to clients, consignors, customers or vendors; (iii) any information relating to computer software or systems used by Teletrade or Teletrade's pricing or marketing methods, research techniques, sales margins, capital structure, operating results, borrowing arrangements or business plans;
(iv) any information which is generally regarded as confidential or proprietary in the Business; (v) any business plans, budgets, advertising or marketing plans with respect to Teletrade; (vi) any information contained in any written or oral policies and procedures or employee manuals of Teletrade; (vii) all written, graphic and other material relating to any of the foregoing; (viii) any software and computer program relating to any of the foregoing; and (ix) any compilation or arrangements of any information relating to any of the foregoing. Information that is not novel or copyrighted or patented may nonetheless be proprietary information. The term "Proprietary Information" shall not include any information to the extent such information is disclosed in published materials, is generally known to the public, is rightfully obtained by such Seller from any third party reasonably believed by such Seller to be lawfully in possession of and entitled to disclose such information or is required to be disclosed by law.

         (b) Each Seller agrees, for himself only and not any other Seller, that he will not at any time directly or indirectly publish, make known or in any fashion disclose any Confidential Records to, or permit any inspection or copying of Confidential Records by, any third party (other than counsel and other advisors under an obligation of confidentiality to such Seller and who agree to be bound by the terms of this Section), nor shall he retain, and will deliver promptly to Purchaser, any of the same upon the Closing, provided that each Seller may retain copies of records reasonably required for the completion of such Seller's tax returns. For purposes hereof, "Confidential Records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape, or electronic or other media or equipment of any kind which may be in such Seller's possession or under his control or accessible to him which contain any Proprietary Information. All Confidential Records shall be and remain the sole property of Purchaser from and after the Closing.

         (c) Each of the parties hereto, for themselves and their directors, officers, employees, agents and representatives, covenant and agree with each other that they will use all information relating to the other party and any affiliate thereof acquired by them pursuant to the provisions of this Agreement or in the course of negotiations with or examinations of the other party or any affiliate thereof in connection with this Agreement only in connection with the transactions contemplated hereby and shall cause all information obtained by them pursuant to this Agreement and such negotiations and examinations, which is not publicly available, to be treated as confidential except as may be otherwise required by law or as may be necessary or appropriate in connection with the enforcement of this Agreement or any instrument or document referred to herein or contemplated hereby. In the event of termination of this Agreement, each party will cause to be delivered to the other party all documents, work papers and other material obtained by it from the other, whether so obtained before or after execution of this Agreement, and each party agrees that it or he shall not use or disclose. directly or indirectly, any information so obtained, and will have all such information in any way that is detrimental to the other party, provided that (i) any party may use and disclose any such information that has been disclosed publicly (other than by such party or an affiliate thereof in breach of its obligations under this Section 19(a)) and
(ii) to the extent that any party or any affiliate thereof may become legally compelled to disclose any such information.

         (d) The parties hereto shall cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereunder; provided, that nothing herein shall affect Purchaser's obligation under law or applicable rules or regulations to make appropriate public filings and disclosures.

         (e) This Section 15.2 shall not prevent any disclosure required by law or order of a court or governmental agency, provided that the party subject to any such requirement shall, prior to any such disclosure, give the other party prompt notice of any such requirement and shall cooperate with such other party in obtaining a protective order or other means of protecting the confidentiality of the information required to be disclosed.

         15.3 Non-Solicitation. (a) During the Non-Competition Period, no Seller shall, for himself or for any other Person as to which he is an officer, director, employee, independent contractor, partner, consultant, advisor, agent, proprietor, trustee or investor, as applicable, directly or indirectly:

         (i) contact, solicit or do business with any Person (or any affiliate thereof) which is then or at any time during the two years preceding the Closing was a client, consignor, customer of Teletrade or has otherwise received services from Teletrade;

         (ii)(A) employ or engage any Person who is then or at any time during the two years preceding the Closing was in the employ of Teletrade; or (B) attempt to do any of the foregoing or assist any other Person to do or attempt to do any of the foregoing;

         (iii) persuade or seek to persuade any consignor, customer, any prospective client, consignor or customer individually solicited, or vendors of Teletrade to cease to do business or to reduce the amount of business which it has customarily done or contemplates doing with Teletrade, whether or not the relationship between Teletrade and such Person was originally established in whole or in part through such Seller's efforts; or

         (iv) take any action which is intended, or would reasonably be expected, to harm Purchaser, Teletrade or any of their affiliates or their reputations or which would reasonably be expected to lead to unwanted or unfavorable publicity to any of them.

         15.4 Miscellaneous. (a) Each of the Sellers acknowledges and agrees that it is fair, reasonable and necessary for the protection of the value of the Business, and the operations, prestige, reputation and goodwill of Teletrade that the Sellers make the agreements and covenants contained in this Article 15.

         (b) Sellers acknowledge and agree that, by virtue of the extraordinary value of the Proprietary Information and Confidential Records, their access to and use of such Proprietary Information and Confidential Records and their unique knowledge of and contacts relating to the Business, any violation by any of them of the undertakings contained in this Article 15 would cause Purchaser immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, each Seller agrees and consents to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation by him of any undertaking contained in this Article 15. Each Seller waives posting by Purchaser of any bond otherwise required or any proof of actual damages necessary to secure such injunction or other equitable relief. The rights and remedies provided for in this Section 15.4(b) are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law or otherwise.

         (c) If any provision of this Article 15 or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such Person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If any provision of this
Article 15, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, the parties hereto agree that the court making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such invalid or unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced.

         (d) The provisions of this Article 15 shall be in addition to and not in abrogation of all obligations of Sellers set forth in the Consulting Agreement (in the case of Liebman) or any other employment or consultant agreement between GMAI and/or Teletrade, on the one hand, and such Seller, on the other hand.

         (e) From and after the Closing Date, no Seller (other than in his capacity as an employee of or consultant to Teletrade) shall use the name "Teletrade" as part of the name of any business, or other activity in which he engages, nor shall he use any corporate, trade or service name including such word or any confusingly similar words.

         16. Nature of Representations and Warranties. Each statement, representation, warranty, indemnity, covenant and agreement made by any Seller in this Agreement or in any document, certificate or other instrument delivered by or on behalf of such Seller pursuant to this Agreement or in connection herewith shall be the representation, warranty, indemnity, covenant and agreement solely of such Seller, and the other Sellers shall not be liable therefor. Each statement, representation, warranty, indemnity, covenant and agreement made by Purchaser or any of its subsidiaries in this Agreement or in any document, certificate or other instrument delivered by or on behalf of Purchaser or any of its subsidiaries pursuant to this Agreement or in connection herewith shall be deemed the representation, warranty, indemnity, covenant and agreement of Purchaser.

         17. Notices. Any notice or consent required or permitted to be given hereunder shall be in writing and hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express or other similar courier service or by facsimile, as follows:

         if to Liebman:

                  2 Neville Terrace
                  London SW7 3AT
                  ENGLAND

         if to Makely:

                  Richard F. Makely
                  P.O. Box 532
                  Windham, New York  12496
                  Facsimile:

         if to Rome:

                  Mr. Bernard Rome
                  P. O. Box 290
                  Killington, Vermont  05751
                  Facsimile:

         Copies of all notices sent to any Seller shall be sent to:

                  Piper & Marbury L.L.P.
                  1251 Avenue of the Americas
                  New York, New York  10020
                  Facsimile:  212-835-6252
                  Attention:  Michael A. Varet, Esq.

         if to Purchaser:

                  Greg Manning Auctions, Inc.
                  775 Passaic Avenue
                  West Caldwell, New Jersey 07006
                  Attn: Greg Manning, President and Chief Executive Officer
                  Fax: 973-882-2981

         with a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  Scott S. Rosenblum, Esq.
                  Fax: 212-715-8000

or at such other address (or to such other person's attention) as shall be specified by like notice. Any notice hereunder shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is sent by facsimile shall be conclusively presumed to have been received upon receipt if sent during normal business hours to the recipient's location or if not, at 11:00 a.m. on the next day recipient's office is open which is not a Saturday, Sunday or holiday; any such notice shall be confirmed by mail.

         18. Legal and Other Costs.

         (a) In the event that any party (the "Defaulting Party") defaults in its obligations under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the parties shall agree and stipulate in connection with any proceeding to enforce such rights that the court resolving such matter shall be requested to order, if such court determines that the Defaulting Party acted in bad faith or without a reasonable and substantial basis for its position, that the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

         (b) In the event that the Non Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non Defaulting Party a sum equal to the interest on such amount of money accruing at the rate of 2% per month (but if such rate is not permitted under the laws of the State of New York, then at the highest rate at which is permitted to be paid under the laws of the State of New York) during the period between the date such payment should have been made hereunder and the date of the actual payment thereof.

         (c) Except as provided in Section 13 hereof, each party hereto shall pay its own legal, accounting and other expenses in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         19. Right of Set Off. Notwithstanding any provision of this Agreement or any Ancillary Agreement to the contrary, the parties acknowledge and agree that, in addition to any other right or remedy of Purchaser or any other member of the Purchaser Group under this Agreement, any Ancillary Agreement or otherwise, Purchaser shall be entitled from time to time to set off against any amounts otherwise required to be paid by Purchaser to any Seller pursuant to any Promissory Note (but not against any other amounts required to be paid by Purchaser or Teletrade to any Seller) any amounts owed at such time by such Seller to Purchaser or any other member of the Purchaser Group under this Agreement, any Ancillary Agreement or otherwise. In the case of any such set off by Purchaser, Purchaser's obligation to make such payment (or any portion thereof) pursuant to any Promissory Note shall be deemed fully satisfied and discharged to the extent of such set off. Notwithstanding the foregoing, any amount due and payable to any Seller pursuant to a Promissory Note at a time when an amount is or may be owed to Purchaser or any other member of the Purchaser Group by such Seller, to the extent of the amount claimed to be owing by such Seller, shall not be retained by Purchaser, but rather shall be paid by Purchaser at the time due into an interest-bearing escrow account for payment to such Seller or to Purchaser or another member of the Purchaser Group as determined by written mutual agreement or final judgment of a court of competent jurisdiction.

         20. Miscellaneous. (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior understandings, whether written or oral, with respect thereto and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person, corporation, group or other entity (of any nature) other than the parties hereto, their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         (b) No waiver of any provision hereof or of any breach or default hereunder shall be considered valid unless in a writing specifically identifying such provision, breach or default and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other provision or any subsequent breach or any other default of the same or similar nature.

         (c) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns. This Agreement may not be assigned by Purchaser without the consent of Sellers, or by any Seller without the consent of Purchaser and other Sellers.

         (d) The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs, or otherwise affect the meaning or interpretation of this Agreement.

         (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

         (f) This Agreement may be executed by facsimile or manual signatures. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original and shall be effective only when all parties have executed one or more such counterparts.

         (g) This Agreement and all amendments hereof shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely therein.

         (h) Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions hereof shall remain in full force and effect as if this Agreement had been executed with the invalid portion eliminated.

         (i) Each party hereby consents to the jurisdiction of the State and Federal courts sitting in New York City in any action arising out of or connected in any way with this Agreement, and each party further agrees that the service of process or of any other papers upon him or it by registered mail at his or its address set forth herein shall be deemed good, proper and effective service upon him or it.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                  /s/
                                                  --------------------
                                                  Leon H. Liebman


                                                  /s/
                                                  --------------------
                                                  Richard F. Makely


                                                  /s/
                                                  --------------------
                                                  Bernard Rome



                                                  Greg Manning Auctions, Inc.


                                                  By /s/
                                                  --------------------
                                                  Title: